EXHIBIT (d)(9)

AMENDMENT TO SUB-ADVISORY AGREEMENT BETWEEN
TRANSAMERICA ASSET MANAGEMENT, INC. AND
WELLINGTON MANAGEMENT COMPANY, LLP

THIS AMENDMENT is made as of March 22, 2011 to the Investment Sub-Advisory Agreement dated April 9, 2010, as amended (the “Agreement”), between Transamerica Asset Management, Inc. and Wellington Management Company, LLP (the “Sub-Adviser”). In consideration of the mutual covenants contained herein, the parties agree as follows:

1.

Schedule A. Schedule A to the Agreement is hereby deleted and replaced with the attached revised Schedule A, and all references in the Agreement to Schedule A shall be deemed to refer to the attached Schedule A.

In all other respects, the Investment Sub-Advisory Agreement dated April 9, 2010, as amended, is confirmed and remains in full force and effect.

The parties hereto have caused this amendment to be executed as of March 22, 2011.

TRANSAMERICA ASSET MANAGEMENT, INC.

By:	/s/ Christopher A. Staples

Name:	Christopher A. Staples
Title:	Senior Vice President

WELLINGTON MANAGEMENT COMPANY, LLP

By:	/s/ Sarah K. Williamson

Name: Sarah K. Williamson
Title: Senior Vice President

SCHEDULE A

as of March 22, 2011

Portfolio	Investment Sub-Advisory Fee*

Transamerica WMC Diversified Growth VP**	First $2 billion	0.28%
	Over $2 billion up to $5 billion	0.25%
	Over $5 billion	0.225%

Transamerica WMC Diversified Growth II VP**	First $2 billion	0.28%
	Over $2 billion up to $5 billion	0.25%
	Over $5 billion	0.225%

Transamerica WMC Diversified Equity VP**	First $2 billion	0.28%
	Over $2 billion up to $5 billion	0.25%
	Over $5 billion	0.225%

*	As a percentage of average daily net assets on an annual basis.

**

The average daily net assets for the purposes of calculating sub-advisory fees will be determined on a combined basis with Transamerica WMC Diversified Growth, Transamerica WMC Diversified Growth VP, Transamerica WMC Diversified Growth II VP, Transamerica WMC Diversified Equity, Transamerica WMC Diversified Equity VP and the portion of the assets of Transamerica Partners Large Growth Portfolio that are sub-advised by Wellington Management Company, LLP.